Exhibit 99.2

Mid-Con Energy Partners, LP Announces Opening of Dallas Headquarters

DALLAS, January 11, 2012 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy”) is pleased to announce the opening of its Dallas headquarters, located at 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201. The telephone number for Mid-Con Energy’s Dallas headquarters is (972) 479-5980.

The address and telephone number of Mid-Con Energy’s primary operations office will continue to be 2431 East 61st Street, Suite 850, Tulsa, Oklahoma 74136 and (918) 743-7575, respectively.

Forward-Looking Statements

This press release may include “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the Securities and Exchange Commission available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

CONTACT:

Jeff Olmstead

President and Chief Financial Officer

(972) 479-5980

jolmstead@midcon-energy.com